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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Healthcare Recoveries, Inc. (the "Company") on Form S-8 (File Nos. 333-41557, 333-41559, and 333-41561) of our report dated February 22, 1999, on our audit of the combined financial statements of Subro Audit Incorporated and O'Donnell Leasing Company ("Subro") as of and for the years ended December 31, 1997 and 1996 and our report dated February 22, 1999, on our review of the condensed combined financial statements of Subro as of September 30, 1998 and for the nine-month periods ended September 30, 1998 and 1997, which reports are included in this current report on Form 8-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.


PricewaterhouseCoopers LLP


April 7, 1999



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